Exhibit 4.17


         THIS WARRANT AND THE  SECURITIES  ISSUABLE  UPON EXERCISE OR CONVERSION
         HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


No.  1                    HyperMedia Communications, Inc.     November 26,  1996

                          COMMON STOCK PURCHASE WARRANT


         This certifies that, for value received, MK GVD Fund (together with any registered assignee(s), the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to the Expiration Date (as defined below), but not thereafter, to acquire from HyperMedia Communications, Inc., a California corporation (the "Company"), in whole or from time to time in part, up to 1,724 fully paid and nonassessable shares of Common Stock of the Company ("Warrant Stock") at a purchase price equal to $2.25 per share (the "Exercise Price"). Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

         1.       Term

          If not earlier exercised, the Warrant shall expire on November 26 , 2001 (the "Expiration Date").

         2.       Exercise of Warrant

         The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time and from time to time on or prior to the Expiration Date by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the headquarters office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.

         3.       Conversion of Warrant

         The Holder shall have the right to convert this Warrant, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Conversion form attached hereto duly executed to the headquarters office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), into shares of Warrant Stock as provided in this Section 3. Upon exercise of this conversion right, the Holder shall be entitled to

                                       x (A-B)
                                   Y = -------
                                          A

receive that number of shares of the Company's Common Stock computed by using the following formula:


         Y        =        the number of shares of Common Stock to be issued
                           to the Holder.

         A        =        the Fair Market Value (as defined below) of one share
                           of the Company's Common Stock on the date of conversion of this Warrant.

         B        =        the Exercise Price for one share of the Company's
                           Common Stock under this Warrant.

         X        =        the  number  of shares  of  Common  Stock  that the
                           Holder desires to purchase pursuant to complete or partial conversion of the Warrant.

         If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon conversion of this Warrant.

         "Fair Market Value" of a share of Common Stock shall mean:

                  (1) if the conversion right is being exercised in connection with an a bona fide acquisition of the Company (an "Acquisition") (i.e., not a mere recapitalization, reincorporation for the purpose of changing corporate domicile, or similar transaction), regardless of the form of the transaction (e.g., merger, consolidation, sale or lease of assets or sale of stock), the price per share to be paid to the holders of the Company's Common Stock by the acquiring entity.

                  (2) if the conversion right is being exercised other than in connection with an Acquisition, then (i) if the Company's Common Stock is listed on a national securities exchange, the last sale price for the Company's Common Stock for the fifteen (15) trading days prior to the date the Company receives the Warrant and duly executed Notice of Conversion (the "Notice Receipt Date") or (ii) if the Company's Common Stock is listed on The Nasdaq Stock

                           Market, the average of the average bid and ask price for each of the five (5) trading days prior to the Notice Receipt Date.

                  (3) in all other cases, the fair value as determined in good faith by the Company's Board of Directors.

         Upon conversion of this Warrant in accordance with this Section 3, the Holder hereof shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing, and a new Warrant in substantially identical form and dated as of such conversion for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so converted.

         4.       Issuance of Shares; No Fractional Shares or Scrip

         Certificates for shares purchased hereunder or issuable upon conversion hereof shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise or conversion of this Warrant will, upon such exercise or conversion, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Warrant Stock on the date of exercise or conversion shall be paid in cash or check to the Holder.

         5.       Charges, Taxes and Expenses

         Issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise or conversion shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

         6.       Rights as Shareholders

         No holder of this Warrant, as such, shall be entitled to vote upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or be deemed the holder of Common Stock until this Warrant shall have been exercised or converted in whole or in part and the Warrant Stock purchasable upon such exercise shall have become deliverable, as provided herein.

         7.       Transfer of Warrant or Warrant Stock

         The Holder shall not sell or otherwise transfer this Warrant or any shares of Warrant Stock (other than a sale or other transfer to an "affiliate" of the Holder, as such term is defined in Rule 405 under the Securities Act of 1933, as amended) without the prior written consent of the Company to any such sale or other transfer.


         8.       Market Stand-Off Agreement

         The Holder hereby agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of the Warrant or the Warrant Stock (other than shares of Warrant Stock included in the registration) without the prior written consent of the Company and such managing underwriters for such period of time, not to exceed ninety (90) days, as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters; provided, however, that such Holder shall not be subject to such lockup unless the officers and directors of the Company who own stock of the Company shall also be bound by such restrictions.

         9.       Exchange and Registry of Warrant

         This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, exercise or conversion, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         10.      Loss, Theft, Destruction or Mutilation of Warrant

         On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the Holder, in lieu thereof, a new warrant in substantially identical form, dated as of such cancellation and reissuance.

         11.      Saturdays, Sundays and Holidays

         If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

         12.      Adjustment to Number and Type of Securities, Exercise Price

         The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

                  (1) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Automatic Conversion, etc. The Exercise Price and the number and type of securities or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Warrant Stock so that the number and type of securities or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock subject hereto at the time of such event, had such shares of Warrant Stock then been outstanding.

                  (2) Certificate as to Adjustments. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

         13.      Notices of Record Date, etc.

         In the event of:

                  (1) any taking by the Company of a record of the holders of Warrant Stock or securities into which the Warrant Stock is convertible for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,

                  (2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person,

                  (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (4) a sale of substantially all of the outstanding capital stock of the Company or the issuance of new shares representing the majority of the Company's right to vote,

then and in each such event the Company will mail to the Holder a notice specifying the record date for voting or the date of closing , as applicable, of any event (a)-(d) above. Such notice shall be delivered to the Holder at least fifteen (15) days prior to the date of the relevant event.

         14.      Representations and Warranties

         The Company hereby represents, warrants and agrees that:

                  (1) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon exercise or conversion of this Warrant;

                  (2) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise or conversion of this Warrant;

                  (3) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder and to carry out and perform its obligations under the terms of this Warrant; and

                  (4) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock and the performance of the Company's obligations hereunder has been taken;

                  (5) the Warrant Stock, when issued in compliance with the provisions of this Warrant and the Articles, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, and will be issued in compliance with all applicable federal and state securities laws; and

                  (6) the issuance of the Warrant Stock will not be subject to any preemptive rights, rights of first refusal or similar rights.

         15.      Governing Law

         This Warrant shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  November 26, 1996

                                               HyperMedia Communications, Inc.

                                 Signature:             /s/ Todd Hagen
                                           ------------------------------------
                                 Name:                  Todd Hagen
                                           ------------------------------------
                                 Title:                 CFO
                                           ------------------------------------
                                 Address:   901 Mariner's Island Boulevard #365
                                           ------------------------------------
                                                 San Mateo, CA  94404
                                           ------------------------------------

                               NOTICE OF EXERCISE

To:      HyperMedia Communications, Inc.

         (1) The undersigned hereby elects to purchase __________ shares of Common Stock of HyperMedia Communications, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

         (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                           ------------------------------------
                                           (Name)


                                           ------------------------------------
                                           (Address)

         (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.


------------------------------------       ------------------------------------
(Date)

                              NOTICE OF CONVERSION


To:      HyperMedia Communications, Inc.

         (1) The undersigned hereby elects to convert that portion of the attached Warrant representing the right to purchase ________ shares of Common Stock into such number of shares of Common Stock of HyperMedia Communications, Inc. as is determined pursuant to Section 3 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

         (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:



                                           ------------------------------------
                                           (Name)


                                           ------------------------------------
                                           (Address)

         (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.



------------------------------------       ------------------------------------
(Date)

                                 ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

                          -----------------------------------------------------
                                          (Please Print)

whose address is
                 ---------------------------------------------------------------
                                          (Please Print)

         Dated:
                 -----------------------------------------------------
         Holder's Signature:
                             -----------------------------------------
         Holder's Address:
                           -------------------------------------------

                           -------------------------------------------

Guaranteed Signature:
                           -------------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.